                                                                    EXHIBIT 99.7


Board of Directors
Associated Wholesale Grocers Group, Inc.



     I consent to the inclusion of my name in this prospectus as a person who has agreed to become a director of Associated Wholesale Grocers Group, Inc. (the "Company"), subject to the completion of an initial public offering of the shares of the Company.




                                        /s/ Thomas W. Sarowski
                                        ------------------------------
                                        Thomas W. Sarowski

                                                                    EXHIBIT 99.7


Board of Directors
Associated Wholesale Grocers Group, Inc.



     I consent to the inclusion of my name in this prospectus as a person who has agreed to become a director of Associated Wholesale Grocers Group, Inc. (the "Company"), subject to the completion of an initial public offering of the shares of the Company.




                                        /s/ Charles H. O'Reilly
                                        ------------------------------
                                        Charles H. O'Reilly

                                                                    EXHIBIT 99.7


Board of Directors
Associated Wholesale Grocers Group, Inc.



     I consent to the inclusion of my name in this prospectus as a person who has agreed to become a director of Associated Wholesale Grocers Group, Inc. (the "Company"), subject to the completion of an initial public offering of the shares of the Company.




                                        /s/ James Ukrop
                                        ------------------------------
                                        James Ukrop